AMENDMENT NUMBER 4 TO
                               SECURITY AGREEMENT

         AMENDMENT NUMBER 4 TO SECURITY AGREEMENT (this "Amendment"), dated as of March 8, 2001 by and among UNION ACCEPTANCE FUNDING CORPORATION, an Indiana corporation, as Seller (in such capacity, the "Seller"), UAFC-1 CORPORATION, a Delaware corporation, as debtor (in such capacity, the "Debtor"), UNION ACCEPTANCE CORPORATION, an Indiana corporation ("UAC"), individually and in its capacity as collection agent (in such capacity, the "Collection Agent"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company") and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), individually and as collateral agent for the Company and the Bank Investors (in such capacity, the "Collateral Agent") amending that certain Security Agreement dated as of May 25, 2000 (the "Security Agreement").

         WHEREAS, the Seller, the Debtor, UAC, the Collection Agent, the Company, Bank of America and the Collateral Agent are parties to the Security Agreement dated as of May 25, 2000 (as same my be amended, supplemented or otherwise modified from time to time, the "Security Agreement");

         WHEREAS, the parties have agreed to amend the Security Agreement as hereinafter provided;

         NOW THEREFORE the parties hereto agree as follows:

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement.

         AMENDMENT.  The definition of  "Noteholder's  Percentage"  set forth in
Section 1.1 of the Security Agreement shall be amended, solely for the Determination Date occurring on March 8, 2001, by deleting it in its entirety and restating it as follows:

         "The Noteholder's Percentage shall mean 98.25%."

         FULL FORCE AND EFFECT. Except as specifically set forth herein, the Security Agreement is and shall be, in full force and effect and are hereby in all respects ratified and confirmed.

         GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

         EFFECTIVENESS. This amendment shall become effective as of the date first written above when (i) counterparts of this Amendment shall have been executed by each of the Seller, Debtor, UAC, the Collection Agent, the Company, Bank of America and the Collateral Agent and (ii) the Collateral Agent shall have received a fully executed copy of this Amendment.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment Number 4 as of the date first written above.


                                          ENTERPRISE FUNDING CORPORATION,
                                            as Company

                                          By: /s/ Tony Wong
                                              ----------------------------------
                                              Name:  Tony Wong
                                              Title: Vice President


                                          UAFC-1 CORPORATION,
                                            as Debtor

                                          By: /s/ Leeanne W. Graziani
                                              ----------------------------------
                                              Name:  Leeanne W. Graziani
                                              Title: President


                                          UNION ACCEPTANCE FUNDING
                                           CORPORATION, as Seller

                                          By: /s/ Rick A. Brown
                                              ----------------------------------
                                              Name:  Rick A. Brown
                                              Title: Vice President

                                          UNION ACCEPTANCE CORPORATION,
                                            individually and as Collection Agent

                                          By: /s/ Melanie S. Otto
                                              ----------------------------------
                                              Name:  Melanie S. Otto
                                              Title: Vice President


                                          BANK OF AMERICA, N.A.,
                                            individually and as Collateral Agent
                                           and Bank Investor

                                          By: /s/ Christopher Young
                                              ----------------------------------
                                              Name:  Christopher Young
                                              Title: